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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement of Tyco International Ltd. on Form S-4 (File No. 333-68745) of our report dated May 11, 1998 covering the combined financial statements of The Sherwood-Davis & Geck Group as of and for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.


                                          ARTHUR ANDERSEN LLP


Roseland, New Jersey
February 9, 1999